SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549



                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                        January 22, 1998


                      BELLSOUTH CORPORATION
     (Exact name of registrant as specified in its charter)


        Georgia                 1-8607        58-1533433
      (State or other         (Commission     (IRS Employer
      jurisdiction of         File Number)    Identification
       incorporation)                                No.)


    1155 Peachtree Street, N. E., Atlanta, Georgia 30309-3610
    (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code
                         (404) 249-2000
Item 5.  Other Events



Fourth Quarter 1997 Earnings

On January 22, 1998, BellSouth announced earnings for the fourth quarter of 1997. See Exhibit 99 for a complete copy of the related press release.

1997-1998 Earnings Growth

BellSouth believes that normalized earnings growth could be in the low double digits through 1998. This forward-looking statement is based on a number of assumptions including, but not limited to: (1) economic growth and demand for wireline and wireless communications services continues in BellSouth's service territories; (2) BellSouth Telecommunications, Inc. is successful in furthering its cost reduction efforts; (3) the final resolution of the access reform and universal service orders of the FCC (and the resultant customer impacts) is reasonably revenue neutral; (4) local wireline and wireless service competition does not have significantly increasing adverse impact on earnings through 1998; (5) BellSouth's expectations as to the cost and success of its efforts for year 2000 compliance, including the success of its key suppliers and customers, are reasonably accurate; and (6) the current level of economic, monetary and political stability continues in foreign countries in which BellSouth has significant investments or operations. Any developments significantly deviating from these assumptions could cause actual results to differ materially from those in the above forward-looking statements.




Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

  99           Press Release - Fourth Quarter 1997 Earnings



                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


BELLSOUTH CORPORATION


By:  /s/ W.Patrick Shannon
    W. Patrick Shannon
    Vice President and Controller
    January 22, 1998